                                                                     EXHIBIT 5.2


                                                          Allens Arthur Robinson


30 July 2003                                                  ABN 47 702 595 758

Apache Corporation                                         Stock Exchange Centre
2000 Post Oak Boulevard, Suite 100                            530 Collins Street
Houston Texas 77056-4400                                      Melbourne VIC 3000
UNITED STATES OF AMERICA                                               Australia

BY EMAIL                                                      Tel 61 3 9614 1011
                                                              Fax 61 3 9614 4661

                                                                  Correspondence
                                                                   GPO Box 1776Q
                                                              Melbourne VIC 3001
                                                                       Australia
Ladies and Gentlemen                                          DX 30999 Melbourne

FORM S-3 REGISTRATION STATEMENT                                   www.aar.com.au

FILE NUMBER 333-105536-02

We have acted as Australian legal adviser to Apache Corporation (the COMPANY) in connection with the preparation of a Registration Statement on Form S-3 (the REGISTRATION STATEMENT) under the Securities Act of 1933, as amended (the SECURITIES ACT), relating to the registration of, among other securities, an aggregate of up to US$1,500,000,000 of debt securities (the DEBT SECURITIES) of Apache Finance Australia Pty Ltd, a proprietary company with limited liability organized under the laws of the Australian Capital Territory, Australia (the ISSUER) pursuant to a senior indenture and/or a subordinated indenture in the forms filed as Exhibit 4.8 and Exhibit 4.11, respectively, to the Registration Statement (collectively, the INDENTURE) among the JP Morgan Chase Bank, as Trustee, the Company, as Guarantor, and the Issuer. Debt Securities issued by the Issuer will be guaranteed by the Company pursuant to a guarantee provided for under the Indenture.

We have examined the Registration Statement (to the extent it relates to the Issuer) which is to be filed with the Securities and Exchange Commission, the corporate proceedings with respect to the offering of the Debt Securities and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinion contained herein.

For purposes of giving this opinion, we have assumed the following:

(a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies;

(b) such documents are within the capacity and powers of, and have been validly authorised, executed and delivered by and are binding on, the parties to them other than the Issuer;

(c) insofar as any obligation under any document is to be performed in any jurisdiction other than the Commonwealth of Australia, its performance will not be illegal or unenforceable under the law of that jurisdiction;

(d) each such document constitutes or will on execution constitute legal, valid and binding obligations of the parties under the laws of the State of New York enforceable in competent courts of that jurisdiction;

(e) formalities for execution by each party other than the Issuer required by the law of execution of the relevant document have been or will be complied with;


                                                                          Sydney
                                                                       Melbourne
                                                                        Brisbane
                                                                           Perth
                                                                    Port Moresby
                                                                       Singapore
                                                                       Hong Kong
                                                                         Jakarta
                                                                        Shanghai
                                                                         Bangkok
                                                                      Phnom Penh

Apache Corporation                                       Allens Arthur Robinson
--------------------------------------------------------------------------------

(f) the completeness, and the conformity to original instruments, of all documents submitted to us as copies, and that the unanimous written resolutions of the Board of Directors of the Issuer dated as of 30 April 2003 and any other document submitted to us have not been amended and continue in full force and effect.

Based upon the foregoing and subject to the limitations set forth below, it is our opinion that, under current law, the Issuer has the corporate power and authority to issue the Debt Securities; and the Debt Securities have been duly authorised by the Issuer.

Our opinion herein is limited solely to the laws applying in the Commonwealth of Australia as in force at the date of this opinion and we express no opinion herein concerning the laws of any other jurisdiction.

Our opinion herein is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganisation or similar law affecting creditors' rights or debtors' obligations generally and to general equity principles, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the legality and binding nature of obligation or agreements generally.

We have relied on a search of public records of the Australian Securities and Investments Commission conducted on 29 July 2003 and a Certificate of the Secretary of the Company dated the date of this letter.

Our opinion herein is rendered solely for your benefit in connection with the transaction contemplated herein. Our opinion herein may not be used or relied on by any third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except that Chamberlain, Hrdlicka, White, Williams & Martin and Sidley Austin Brown & Wood LLP, may rely on this letter and the opinion expressed herein as if they were named as addressees of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

/s/ ALLENS ARTHUR ROBINSON




--------------------------------------------------------------------------------
                                                                          Page 2